SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the Registrant |X|
Check the appropriate box:
| | Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
(as permitted by
Rule 14a-6(e)(2))
| | Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12

THE GOLDFIELD CORPORATION
(Name of Registrant as Specified In Its Charter)

eRaider.com Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of
transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

January 17, 2001

The Goldfield Corporation
100 Rialto Place  Suite 500
Melbourne, Florida 32901

Submitted by fax and mail
To John H. Sottile, Chairman and President

Dear John:

I enjoyed our recent conversation of January 8 and January 16, 2001. I know that you want to maximize shareholder value as I do and satisfy the
(FD) full and fair disclosure requirement as promulgated by the Securities and Exchange Commission.

To achieve this goal you asked if I would withdraw my ASSET
APPRAISAL PROPOSAL. I have reconsidered and suggest that you can go a long way towards MAXIMIZING SHAREHOLDER VALUE if Goldfield could put in effect the following:

1)	Conduct conference calls each quarter using an 800 number after the release of earnings.
2)	Hire an investor relations firm to create greater visibility for
Goldfield.  The IR firm would introduce Goldfield to analysts with the stated objective of achieving coverage.  Goldfield would meet analysts and investors at the American Stock Exchange and at other forums around the country.
3)	Goldfield's annual meeting should be held every second year in
New York and other cities where present and future stockholders live.  This will permit management to have a dialogue with the stockholders.
4)	Conduct a study of the impact of a 1 for 5 to a 1 to 10 reverse split would have on the price of Goldfield stock and its ability to increase its institutional ownership.  This study would determine if a higher price would increase liquidity and decrease transaction costs for future purchases.  This report would be made available to stockholders.
5)	Consider STRATEGIC ACQUISITIONS to maximize shareholder
value and thus achieve our goal of increasing the price of stock of the OLDEST company on the AMERICAN STOCK
EXCHANGE.  This will give Goldfield the ability to monetize its stock by using it for acquisitions.
6)	Give the odd lot stockholders the opportunity to sell their shares to
Goldfield without brokerage commission and enabling Goldfield to reduce administrative costs.
7)	Goldfield should perform the ASSET APPRAISAL as cheaply as
possible to enable management and BOARD OF DIRECTORS make a judgement how best to strategically employ their assets and grow the business to MAXIMIZE SHAREHOLDER VALUE.

In conclusion, if a timetable can be established to discuss and put in effect the above recommendations I believe that Goldfield would celebrate its next anniversary having gone a long way towards MAXIMIZING
SHAREHOLDER VALUE and I would gladly withdraw my ASSET
APPRAISAL PROPOSAL.

Thank you for your kind consideration of this matter.

Very Truly Yours,

Sam Rebotsky